Exhibit 99.1

IGC Announces Results of its 2023 Annual Stockholders Meeting

POTOMAC, MD. (Business Wire) August 21, 2023 / IGC Pharma, Inc. (“IGC” or the “Company”) (NYSE American: IGC) announces that during its Annual Meeting of Stockholders scheduled for and convened on August 18, 2023 (the “Annual Meeting”), all proposals as disclosed on the Definitive Proxy Statement on Schedule 14A filed with the SEC on July 26, 2023, were passed by the requisite vote of the stockholders. Only stockholders of record on the record date of June 21, 2023, were entitled to and requested to vote at the Annual Meeting.

At the Annual Meeting, all of the following proposals were approved by the requisite vote of the stockholders: (i) the election of Ms. Claudia Grimaldi to the Company’s Board of Directors to serve as Class A directors until the 2026 annual meeting of stockholders; (ii) the proposal to ratify Manohar Chowdhry & Associates, as the Company’s independent registered public accounting firm for the 2024 fiscal year; (iii) the grant of 3,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the Company Board of Directors, pursuant to certain metrics including performance, vesting, and incentive as set by the Company’s Board of Directors and or the CEO; (iv) the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) (the “Say-on-Pay Proposal”); and (v) on an advisory basis that the frequency of say-on-pay votes at future annual meetings of stockholders be every three years.

The National Association of Corporate Directors (NACD) recently recognized Claudia Grimaldi as NACD Directorship Certified®. Directors who earn this designation signal to boards, investors, and other stakeholders that they are keeping on top of the emerging issues and trends impacting financial performance, disrupting business models, and changing the competitive landscape.

About IGC:

IGC Pharma, Inc., (dba IGC) develops advanced cannabinoid-based formulations for treating diseases and conditions, including, but not limited to, Alzheimer’s disease, period cramps (“dysmenorrhea”), premenstrual syndrome (“PMS”), and chronic pain. IGC has two investigational drug assets targeting Alzheimer’s disease, IGC-AD1 and TGR-63, which have demonstrated in Alzheimer’s cell lines the potential to be effective in suppressing or ameliorating key hallmarks of Alzheimer’s disease, such as plaques or tangles. IGC-AD1 is a low-dose tetrahydrocannabinol (“THC”) based formulation that is currently in a 146-person Phase 2 clinical trial for agitation in dementia due to Alzheimer’s (clinicaltrials.gov, NCT05543681). IGC Pharma, Inc., also markets a wellness brand, Holief™, that targets women experiencing premenstrual syndrome and menstrual cramps.

Forward-looking Statements:

This press release contains forward-looking statements. These forward-looking statements are based largely on IGC’s expectations and are subject to several risks and uncertainties, certain of which are beyond IGC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, the Company’s failure or inability to commercialize one or more of the Company’s products or technologies, including the products or formulations described in this release, or failure to obtain regulatory approval for the products or formulations, where required; general economic conditions that are less favorable than expected, including as a result of the ongoing COVID-19 pandemic; the FDA’s general position regarding cannabis- and hemp-based products; and other factors, many of which are discussed in IGC’s U.S. Securities and Exchange Commission (“SEC”) filings. IGC incorporates by reference the human trial disclosures and Risk Factors identified in its Annual Report on Form 10-K filed with the SEC on July 7, 2023, as if fully incorporated and restated herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will occur.

Contact:

Investors

IMS Investor Relations

Walter Frank

igc@imsinvestorrelations.com

(203) 972-9200